EXHIBIT (5)
                                 FOLEY & LARDNER
                          A T T O R N E Y S  A T  L A W



                                 FIRSTAR CENTER
                            777 EAST WISCONSIN AVENUE
                         MILWAUKEE, WISCONSIN 53202-5367

                                                         A MEMBER OF GLOBALEX
                                                       WITH MEMBER OFFICES IN

   MADISON                                                             BERLIN
   CHICAGO                  TELEPHONE (414) 271-2400                 BRUSSELS
   WASHINGTON, D.C.                                                   DRESDEN
   JACKSONVILLE                   TELEX 26-819                      FRANKFURT
   ORLANDO                                                             LONDON
   TALLAHASSEE                  (FOLEY LARD MIL)                        PARIS
   TAMPA                                                            SINGAPORE
   WEST PALM BEACH          FACSIMILE (414) 297-4900                STUTTGART
                                                                       TAIPEI
                              WRITER'S DIRECT LINE


                                   May 7, 1997



   WPL Holdings, Inc.
   222 West Washington Avenue
   Madison, Wisconsin  53703

   Ladies and Gentlemen:

             We have acted as counsel for WPL Holdings, Inc., a Wisconsin corporation (the "Company"), with respect to the preparation of a Registration Statement on Form S-3 (the "Registration Statement"), including the prospectus constituting a part thereof (the "Prospectus"), to be filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to 6,500,000 shares of the Company's common stock, $.01 par value ("Common Stock"), and the associated rights to purchase shares of Common Stock accompanying each share of Common Stock (the "Rights"), which may be issued by the Company pursuant to the WPL Holdings, Inc. Shareowner Direct Plan (the "Plan"). The terms of the Rights are as set forth in that certain Rights Agreement, dated as of February 22, 1989, by and between the Company and Morgan Shareholder Services Trust Company (the "Rights Agreement").

             In connection with our representation, we have examined: (a) the Plan; (b) the Registration Statement, including the Prospectus; (c) the Restated Articles of Incorporation and Bylaws of the Company, as amended to date; (d) the Rights Agreement; (e) resolutions of the Company's Board of Directors relating to the Plan and the issuance of securities thereunder; and (f) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

             Based on the foregoing, we are of the opinion that:

             1. The Company is a corporation validly existing under the laws of the State of Wisconsin.

             2. It is presently contemplated that the shares of Common Stock to be acquired under the Plan will either be purchased in the open market, acquired in privately negotiated transactions or purchased directly from the Company. To the extent the shares of Common Stock to be acquired under the Plan shall constitute shares newly issued by and purchased directly from the Company, such shares of Common Stock, when issued pursuant to the terms and conditions of the Plan, and as contemplated in the Registration Statement and Prospectus, will be validly issued, fully paid and nonassessable, except with respect to wage claims of, or other debts owing to, employees of the Company for services performed, but not exceeding six months service in any one case, as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law and as such section may be interpreted by a court of law.

             3. The Rights when issued pursuant to the terms of the Rights Agreement will be validly issued.

             We consent to the use of this opinion as an exhibit to the Registration Statement and to the references to our firm therein. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

                                      Very truly yours,

                                      FOLEY & LARDNER